                                                                     EXHIBIT 3.8

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/31/2000
                                                          001443373 - 3282582

                            CERTIFICATE OF FORMATION

                                       OF

                      CALPINE BAYTOWN ENERGY CENTER GP, LLC

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the "company"), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

         1. The name of the limited liability company is Calpine Baytown Energy Center GP, LLC.

         2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act ate National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

Executed on August 31, 2000.

                                                  /s/ Paul Hagan
                                                  -----------------------------
                                                  Paul Hagan, Authorized Person